UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)
December 8, 2011 (December 8, 2011)

THE SHAW GROUP INC.
(Exact name of registrant as specified in its charter)

Louisiana	1-12227	72-1106167
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4171 Essen Lane, Baton Rouge, Louisiana  70809
(Address of principal executive offices and zip code)

(225) 932-2500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

_________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

On December 8, 2011, The Shaw Group Inc. (the “Company”) announced via press release that its special purpose subsidiary, Nuclear Energy Holdings L.L.C., did not receive consent from the bondholder trustee to an early exercise of its put options to sell its investment in Westinghouse back to Toshiba Corporation. As previously disclosed, under the terms of the original agreement, the put options now will likely be exercised automatically on October 6, 2012, for cash settlement on January 4, 2013. Proceeds from the sale would be used to repay the bonds in full on their scheduled maturity date of March 15, 2013.

Nuclear Energy Holdings, L.L.C. received the put options in connection with its 2006 acquisition of 20 percent of the shares in the companies referred to as the Westinghouse Group. Details of the transaction are outlined in Shaw’s Annual Report on Form 10-K for the fiscal year ended August 31, 2011, which was filed with the Securities and Exchange Commission on October 31, 2011.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

(d)	Exhibits. The following exhibit is filed as an Exhibit to this Current Report on Form 8-K.

99.1 Press Release Dated December 8, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SHAW GROUP INC.
(Registrant)

Date:	December 8, 2011	By:	/s/ John Donofrio
John Donofrio, Executive
Vice President, General
Counsel and Corporate
Secretary

THE SHAW GROUP INC.

EXHIBIT INDEX

Form 8-K
December 8, 2011

Exhibit Number	Description	Page No.

99.1	Press Release dated December 8, 2011